 OFFICE OF THE COMPTROLLER OF THE CURRENCY
Washington, D.C.  20219

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FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007
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1ST CENTURY BANK, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States	20-0356618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

OCC Charter Number: 24442

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Bank’s telephone number, including area code: 310-270-9500

Item 2.03     Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 On October 9, 2007, 1st Century Bank, N.A. (the “Bank”) entered into an agreement with 1875/1925 Century Park East Company, a California general partnership to lease additional ground floor space located at 1875 Century Park East, Los Angeles, CA 90067 for an initial term of 10 years.  This office space consists of approximately 3,155 square feet and will serve as a Private Banking Center for the Bank.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended and as adopted by the Office of the Comptroller of the Currency, the Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Century Bank, National Association

Dated: November 1, 2007	By:	/s/ Jason P/ DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer